Exhibit 99.2

PETRÓLEOS MEXICANOS

Offers to Exchange Securities

which have been

Registered under the Securities Act of 1933, as amended,

and which are

Jointly and Severally Guaranteed by

Pemex Exploración y Producción, Pemex Transformación Industrial, Pemex Perforación y Servicios, Pemex Logística and Pemex Cogeneración y Servicios,

for any and all of its Corresponding Outstanding Securities

CUSIP Nos. of Old Securities	ISIN Nos. of Old Securities	Old Securities of Petróleos Mexicanos	Corresponding New Securities of Petróleos Mexicanos, which have been registered under the Securities Act

71656LBP5 (Rule 144A) 41656MBP3 (Reg. S)	US71656LBP58 (Rule 144A) US71656MBP32 (Reg. S)	U.S. $1,500,000,000 5.375% Notes due 2022	Up to U.S. $1,500,000,000 5.375% Notes due 2022

71656LBN0 (Rule 144A) 71656MBN8 (Reg. S)	US71656LBN01 (Rule 144A) US71656MBN83 (Reg. S)	U.S. $1,000,000,000 Floating Rate Notes due 2022	Up to U.S. $1,000,000,000 Floating Rate Notes due 2022

71656LBQ3 and 71656LBS9 (Rule 144A) 71656MBS7 (Reg. S – Temporary) 71656MBQ1 (Reg. S –Permanent)	US71656LBQ32 and US71656LBS97 (Rule 144A) US71656MBS70 (Reg. S – Temporary) US71656MBQ15 (Reg. S –Permanent)	U.S. $5,500,000,000 6.500% Notes due 2027	Up to U.S. $5,500,000,000 6.500% Notes due 2027

71656LBT7 (Rule 144A) 71656MBT5 (Reg. S – Temporary) 71656MBM0 (Reg. S –Permanent)	US71656LBT70 (Rule 144A) US71656MBT53 (Reg. S – Temporary) US71656MBM01 (Reg. S –Permanent)	U.S. $2,500,000,000 6.750% Notes due 2047	Up to U.S. $2,500,000,000 6.750% Notes due 2047

To Our Clients:

Enclosed for your consideration is a prospectus of Petróleos Mexicanos (the “Issuer”), a productive state-owned company of the Federal Government of the United Mexican States, and Pemex Exploración y Producción, Pemex Transformación Industrial, Pemex Perforación y Servicios, Pemex Logística and Pemex Cogeneración y Servicios (the “Guarantors”), dated                 , 2018 (the “Prospectus”), relating to the offers to exchange (the “Exchange Offers”) registered 5.375% Notes due 2022, registered Floating Rate Notes due 2022, registered 6.500% Notes due 2027 and registered 6.500% Bonds due 2047 (together, the “New Securities”) for any and all outstanding 5.375% Notes due 2022, Floating Rate Notes due 2022, 6.500% Notes due 2027 and 6.500% Bonds due 2047 (together, the “Old Securities”) of the Issuer, upon the terms and subject to the conditions described in the Prospectus. The Exchange Offers are being made in order to satisfy certain of the Issuer’s obligations under the Registration Rights Agreements referred to in the Prospectus.

The material is being forwarded to you as the beneficial owner of the Old Securities carried by us in your account but not registered in your name. A tender of such Old Securities may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf any Old Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus. We also request that you confirm that we may, on your behalf, make the representations and warranties contained in the Prospectus in the section captioned “The Exchange Offers—Holders’ Deemed Representations, Warranties and Undertakings.”

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Securities on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at 5:00 p.m., New York City time, on                 , 2018 (the “Expiration Date”), unless extended by the Issuer. The Old Securities tendered pursuant to the Exchange Offers may be withdrawn at any time before the Expiration Date, unless previously accepted by the Issuer.

Your attention is directed to the following:

1.        The Exchange Offers are for any and all Old Securities.

2.        The Exchange Offers are subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offers—Conditions to the Exchange Offers.”

3.        Any transfer taxes incident to the transfer of Old Securities from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Prospectus in the section captioned “The Exchange Offers—Transfer Taxes.”

4.        The Exchange Offers expire at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Issuer.

If you wish to have us tender any of your Old Securities, please so instruct us by completing, executing and returning to us the instruction set forth below.

Instructions with Respect to the Exchange Offers

The undersigned acknowledge(s) receipt of your letter enclosing the Prospectus, dated                 , 2018, of Petróleos Mexicanos, a productive state-owned company of the Federal Government of the United Mexican States.

This will instruct you to tender the principal amount of Old Securities indicated below held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus. (Check one).

Box 1	☐

Please tender the Old Securities held by you for my account. If I do not wish to tender all of the Old Securities held by you for my account, I have identified on a signed schedule attached hereto the principal amount of Old Securities that I do not wish tendered.

Box 2	☐	Please do not tender any Old Securities held by you for my account.

Date:
Signature
Please print name(s) here
Area Code and Telephone No.

Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Securities.

3